UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 8, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)            (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(e) Compensatory Arrangements of Certain Officers
     Ryan G. O’Desky — Midway Games Inc. (the “Company”) agreed to provide Ryan G. O’Desky, Interim Chief Financial Officer and Vice President — Finance and Controller, severance payments under certain circumstances described in a Memorandum to Mr. O’Desky dated April 8, 2008 (the “O’Desky Memorandum”). The O’Desky Memorandum provides that in the event both (i) a Change of Control occurs within five (5) years after April 8, 2008 and (ii) within two (2) years after a Change of Control a Terminating Condition occurs, then Mr. O’Desky will be entitled to a severance amount equal to six (6) months’ salary following termination of his employment with the Company. Any such severance amount would be based upon Mr. O’Desky’s base annual salary upon the date of termination and would be paid in normal payroll intervals. Midway’s Board of Directors may, in its discretion, authorize additional severance.
     For purposes of the O’Desky Memorandum, a “Change of Control” means (a) for any reason an individual other than Matthew V. Booty is installed as Chief Executive Officer of the Company, (b) the acquisition by any person or group, other than Permitted Holders, of substantially all the assets of the Company or more than 50% of the capital stock having the right to vote for the election of the members of the Board of Directors of the Company, or (c) the consummation of a business combination involving the Company in which the holders of a majority of the Company’s outstanding stock immediately prior to the consummation of the business combination and any Permitted Holders cease to hold a majority of the outstanding capital stock having the right to vote for the election of the members of the Board of Directors of the Company or equivalent governing body of the surviving or resulting entity. For purposes of this definition, the following are “Permitted Holders”: Sumner M. Redstone, members of his family, and National Amusements, Inc. and any entities owned or controlled, directly or indirectly, by them.
     For purposes of the O’Desky Memorandum, a “Terminating Condition” occurs when either (a) Mr. O’Desky’s employment is terminated by the Company without cause, (b) Mr. O’Desky gives the Company a written resignation from his employment after, without his consent, the business facility at which he is required to perform his duties to the Company is relocated more than fifty (50) miles from the present business location, or (c) Mr. O’Desky gives the Company a written resignation from his employment after, without his consent, either he is placed in a position with the Company of lesser stature than his present position with the Company as Vice President — Finance and Controller (rather than Interim Chief Financial Officer) or is assigned duties with the Company inconsistent with such position or duties which, if performed, would result in a significant diminution in the nature or scope of powers, authority, functions or duties inherent in such position on April 8, 2008 or he is assigned by the Company performance requirements and working conditions which are at variance with the performance requirements and working conditions in effect on April 8, 2008 in such position, provided that such assigned duties, performance requirements and/or working conditions are not associated with his achieving a position of greater stature, authority and/or responsibility than his present position with the Company as Vice President — Finance and Controller.
     Martin Spiess -Midway Games Limited, a wholly-owned subsidiary of the Company, agreed to provide Martin Spiess, Executive Vice President, International, for Midway Games Limited with (i) severance payments in the event of his termination without cause as described in a Memorandum to Mr. Spiess dated April 8, 2008 (the “Spiess Memorandum”), and (ii) a Sales Incentive Bonus Plan as described in a Memorandum to Mr. Spiess also dated April 8, 2008 (the “Bonus Plan”).
     The Spiess Memorandum provides that if Midway Games Limited terminates his employment without cause he will be entitled to a severance payment equal to nine (9) months’ salary following his termination (this payment would be in addition to the three (3) months’ notice of termination (or pay in lieu of notice) to which Mr. Spiess is otherwise entitled). Any such severance amount would be based upon Mr. Spiess’ base annual salary upon the date of termination and would be paid in normal payroll intervals. The Spiess Memorandum replaces and supersedes any and all prior and contemporaneous agreements with respect to severance payments, whether written or oral, between Midway Games Limited, the Company or its affiliates and Mr. Spiess, including, without limitation, the severance payments referenced in the letter offering Mr. Spiess employment with Midway Games Limited.
     Under the terms of the Bonus Plan Mr. Spiess is eligible for a bonus based on (a) that portion of the Company’s net revenues for 2008 attributed to the sale of products in territories other than North America, South America, United States territories and possessions and military bases, and east Asia plus (b) that portion of the Company’s net revenues for 2008 attributed to the sale of video game products for platforms other than mobile telephones, PDAs and the like, in territories other than North and South America, U.S. territories and possessions and military bases, and east Asia by third parties under license from the Company or its affiliates. Mr. Spiess’ bonus will be calculated by multiplying his annual salary during 2008 (without deduction of tax or National Insurance Contributions and excluding bonus awards, amounts related to the exercise of stock options or the sale of restricted stock, contributions to employee benefit plans, commissions, tax “gross-ups” on commuting expenses, and any other benefits to which he may be entitled) by a pre-determined percentage based on meeting certain net sales thresholds.
     The foregoing descriptions of the O’Desky Memorandum, the Spiess Memorandum and the Bonus Plan are qualified in their entirety by reference to such documents which are filed as Exhibits 99.1, 99.2 and 99.3 respectively to this Current Report on Form 8-K and which are incorporated herein by reference. Portions of the Bonus Plan, Exhibit 99.3, have been omitted pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
Item 9.01 — Financial Statements and Exhibits.
9.01(d) Exhibits

Exhibit No.	Description

99.1*	Midway Games Inc. Memorandum to Ryan O’Desky Regarding Terms of Employment dated April 8, 2008

99.2*	Midway Games Limited Memorandum to Martin Spiess Regarding Terms of Employment dated April 8, 2008

99.3*	Midway Games Limited Memorandum to Martin Spiess Regarding Sales Incentive Bonus Plan dated April 8, 2008. Portions of this exhibit have been omitted pursuant to a request for confidential treatment in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
April 11, 2008	By:	/s/ Matthew V. Booty
Matthew V. Booty
Interim Chief Executive Officer and President